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                                                                    EXHIBIT 11.1

       COMPUTATION OF DILUTED NET INCOME AND DILUTED NET INCOME PER SHARE

                                                          TWELVE MONTHS ENDED JUNE 30, 1998
                                                          ---------------------------------
CALCULATION OF DILUTED NET INCOME PER SHARE
 AT JUNE 30, 1998

Weighted average common shares                                                   4,197,088
Conversion of Preferred Stock to Common Stock                                      745,299
Common stock options outstanding using the treasury
  stock method                                                                     130,187
                                                                                ----------
    Total weighted average shares outstanding                                    5,072,574
                                                                                ==========
    Net income                                                                  $3,143,186
                                                                                ==========
      Diluted net income per share                                                    0.62
                                                                                ==========
Common stock options                                          343,800
Weighted average exercise price                            $     4.02
                                                           ----------
Gross proceeds                                              1,382,076
Repurchase price                                           $     6.47
                                                           ----------
Shares repurchased                                            213,613
                                                           ----------
Net shares                                                    130,187
                                                           ==========

                                                          Twelve Months Ended June 30, 1997
                                                          ---------------------------------
CALCULATION OF DILUTED NET INCOME PER SHARE
 AT JUNE 30, 1997

Weighted average common shares                                                   1,319,126
Conversion of Preferred Stock to Common Stock                                    2,667,002
Common stock options outstanding using the treasury
  stock method                                                                     139,708
                                                                                ----------
    Total weighted average shares outstanding                                    4,125,836
                                                                                ==========
    Net income                                                                  $2,135,297
                                                                                ==========
      Diluted net income per share                                                    0.52
                                                                                ==========
Common stock options                                          383,813
Weighted average exercise price                            $     3.18
                                                           ----------
Gross proceeds                                              1,220,525
Repurchase price                                           $     5.00
                                                           ----------
Shares repurchased                                            244,105
                                                           ----------
Net shares                                                    139,708
                                                           ==========